Exhibit  23.3


MADSEN  &  ASSOCIATED,  CPA'S INC.                   684 East  Vine  Street,  #3
Certified  Public  Accountants  and  Business              Murray,  Utah,  84107
           Consultant  Board                             Telephone  801-268-2632
                                                              Fax:  801-262-3978


               CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTANTS



We have issued our report dated November 5, 2004, accompanying the audited financial statements of Tylerstone Ventures Corporation at August 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the years ended August 31, 2004 and 2003 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2A - Amendment #3




May  24,  2005                       s/  "Madsen  & Associates,  CPA's  Inc."